Exhibit 3.1

BY-LAWS

OF

SELECTIVE INSURANCE GROUP, INC.

Effective

January 30, 2026

ARTICLE I

SEAL

Section 1.1.         Selective Insurance Group, Inc. (the “Company”) shall have a seal with the name of the Company, the year of its organization, the words "Corporate Seal," and its state of incorporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1.         The annual meeting of stockholders for the election of Directors (as defined below) and transaction of other business properly brought before the meeting shall take place at the Company’s principal office on a business day and at a time it fixes, or at such other time, date, and place in or outside the State of New Jersey as a majority of the Directors may designate. A stockholders meeting may be held solely or partly by remote communication consistent with the New Jersey Business Corporation Act (the “BCA”). The Secretary shall give notice of the annual meeting by mail or by means of a form of electronic transmission to each stockholder at the address appearing on the Company records not less than ten (10) nor more than sixty (60) days before the meeting. Any stockholder attending a meeting without objecting to a lack of meeting notice before the meeting’s conclusion shall be deemed to have waived their right to notice of the meeting.

Section 2.2.         Special meetings of the stockholders, whenever called, may be held at the Company’s principal office or such other place in or outside the State of New Jersey as the Directors may designate by any of the affirmative vote of a majority of the whole Board of Directors of the Company (“Board” and the members of the Board, collectively the “Directors” and each a “Director”), the Chief Executive Officer, or the President. Notice of such a special meeting shall identify its purpose and be mailed or delivered by means of a form of electronic transmission to each stockholder at the address appearing on the Company’s records not less than ten (10) nor more than sixty (60) days before the meeting. Such notice shall be given completely upon mailing.

Section 2.3.         The holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum for the election of Directors or the transaction of other business. This paragraph shall apply in determining the presence of a quorum whenever the holders of any class or series are entitled to vote separately on a specified item of business for the transaction of such specified item of business.

Section 2.4.         (i)              Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board, which must comply with the provisions of Section 2.4(ii)) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.4(i) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.4(i).

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Company which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Company held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Company; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4(i) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in thisSection 2.4(i); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.4(i) shall be deemed to preclude discussion by any stockholder of any such business. If the chairperson of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 2.4(i) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

(ii)           Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Company, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.4(ii) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting and (ii) who complies with the notice procedures set forth in this Section 2.4(ii).

In addition to any other applicable requirements, a stockholder making a nomination must have given timely notice in proper written form to the Secretary of the Company.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing Directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Company which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Company held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Company; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the Company which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Company held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Company; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. At the request of the Company, any proposed nominee must submit all completed and signed questionnaires the Company requests and requires of the Company’s Directors and any other questionnaire the Company determines is necessary or advisable to assess whether the proposed nominee will satisfy any qualifications or requirements imposed by the Amended and Restated Certificate of Incorporation, these By-Laws, any applicable law, rule, regulation or listing requirement, and any Company policies and guidelines applicable to Directors.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4(ii) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting.

No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 2.4(ii). If the chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 2.5.         Except as provided in Section 6.2 of these By-Laws, a nominee for director shall be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Company determines that the number of nominees exceeds the number of Directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting.

Section 2.6.         Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

ARTICLE III

INSPECTORS OF ELECTION

Section 3.1.         Prior to the annual meeting of the stockholders, the Board shall appoint one or more persons who are not Director candidates to serve as inspectors of the election, whose duty it shall be to honestly and fairly conduct such election and to tabulate all votes and furnish a certificate of the election result over their signature, which shall be presented to and filed by the Secretary.

ARTICLE IV

RIGHTS OF STOCKHOLDERS

Section 4.1.         Every stockholder shall be entitled at any meeting of the stockholders to one (1) vote for each share of stock held by them, except as may otherwise be set forth in the Amended and Restated Certificate of Incorporation.

ARTICLE V

SHARES of Stock AND THEIR TRANSFER

Section 5.1.         The Board shall have power to close the stock transfer books of the Company for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of so closing the stock transfer books, the Board may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Section 5.2.         Certificates of stock of the Company shall be in such form as the Board shall from time to time prescribe and shall be signed by the Chairperson of the Board, the President or a Vice President and may be countersigned by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Board shall have power to appoint one or more Transfer Agents and/or one (1) or more Registrars for the transfer and/or registration of the certificates of stock and may require that stock certificates shall be countersigned and/or registered by a Transfer Agent and/or Registrar; provided, that when any certificate is signed by a Transfer Agent and registered by a Registrar, if the Board shall by resolution so provide, the signatures of the officers of the Company who sign such certificate may be facsimiles and the seal of the Company imprinted thereon. The Board has the authority to issue some or all stock of any class or series of the Company’s capital stock with or without certificates.

Section 5.3.         Shares of stock of the Company shall be transferable on the books of the Company by the holder of record thereon in person or by duly authorized attorney and upon the surrender of the certificate properly endorsed.

Section 5.4.         No stockholder shall be personally liable for any of the debts or obligations of the Company or for any assessment on their stock.

Section 5.5.         Stockholders shall have no right to any division of the assets or profits of the Company or to any dividends therefrom, except as the Board shall from time to time declare.

Section 5.6.         The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New Jersey.

ARTICLE VI

DIRECTORS

Section 6.1.         The business and affairs of the Company shall be managed by a Board of Directors which shall have and may exercise all of the powers of the Company, except such as are expressly conferred upon the stockholders by law, by the Amended and Restated Certificate of Incorporation or by these By-Laws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding, the Board of Directors shall consist of not less than seven (7) nor more than twenty (20) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors, and if such number is not so fixed, the number shall be twelve (12). No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Directors shall be elected annually for terms of one (1) year and shall continue to hold office until the end of such one (1) year term and until such Director’s successor shall have been elected and qualified. Except as otherwise required by law, until the term of a Director expires or otherwise terminates as aforesaid, such Director may be removed from office by the stockholders of the Corporation only for cause pursuant to the applicable provisions of the New Jersey Business Corporation Act.

Section 6.2.         Vacancies, however caused, occurring in the Board of Directors, and newly created directorships resulting from an increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors at any regular or special meeting and such newly appointed Director shall serve a term expiring at the next annual meeting of stockholders and until such Director’s successor shall have been elected and qualified.

Section 6.3.         No person who has attained their 75th birthday shall be eligible for election as a Director without an express waiver pursuant to a resolution adopted by a majority of the Board of Directors.

Section 6.4.         Directors shall receive such compensation as the Board may direct or determine from time to time.

Section 6.5.         The Board shall elect or appoint a Chairperson of the Board. When the Board does not have an independent Chairperson, the Board shall also elect or appoint a Lead Independent Director.

ARTICLE VII

MEETINGS OF THE BOARD OF DIRECTORS

Section 7.1.         Regular meetings of the Board shall be held at a time and place fixed by the Board.

Section 7.2.         Upon notice, the Chairperson of the Board, the Lead Independent Director, or the Chief Executive Officer may call a special meeting of the Board when, in their opinion, the Company’s interests require it. The Chief Executive Officer, President, or Secretary must call a special meeting of the Board at the written request of one-third (1/3) of the Directors then in office. If the Chief Executive Officer, President, or Secretary fails or refuses to do so, one-third (1/3) of the Directors then in office may call a special Board meeting. In the absence of the Chairperson of the Board, the Lead Independent Director (or either of their designees) shall preside at all Board meetings and call to order and act as temporary chairperson at all meetings of the Board.

Section 7.3.         At any meeting of the Board, the participation of the Directors with a majority of the votes of the then-current Board shall constitute a quorum but a lesser number may adjourn the meeting from time to time until a quorum appears.

Section 7.4.         All Directors shall be given at least twenty-four (24) hours notice of the time and place of any Board meeting. Business transacted at any meeting at which all Directors are present shall be legal even if no meeting notice was given.

Section 7.5.         Members of the Board and any of its committees may participate in any meeting by remote communication through which all meeting participants can hear each other, and such participation shall constitute in-person presence at such meeting.

Section 7.6.         Any action required or permitted to be taken by authorization voted at a Board meeting or any Board committee may be taken without a meeting if (i) all members of the Board or the Board committee so consent in writing (including by facsimile, electronic mail, or any other electronic means) before or after such action (“Unanimous Written Consent”) and (ii) the Unanimous Written Consent is filed with the records of the Board or its committee. Such Unanimous Written Consent shall have the same effect as a unanimous in-person vote of the Board or any of its committees for all purposes, and any certificate or other document filed with the Treasurer of the State of New Jersey or other equivalent body in a foreign jurisdiction may state such.

ARTICLE VIII

COMMITTEES

Section 8.1.           The Board may appoint, from among its members, from time to time one or more committees, each committee to have such name or names and to have such powers and duties as may be determined from time to time by the Board and as permitted by the BCA. All committees shall report to the Board. The Board shall have the power to fill vacancies in, to change the membership of, or to dissolve any committee. Each committee may hold meetings and make rules for the conduct of its business and appoint such subcommittees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for all purposes and at all meetings.

ARTICLE IX

NOTICE TO DIRECTORS, OFFICERS AND COMMITTEE MEMBERS

Section 9.1.           Any notice required to be given to any Director, officer, or committee member under the provisions of these By-Laws or otherwise shall be duly and sufficiently given if mailed to such Director, officer, or committee member, or if given personally or by telephone, facsimile, electronic mail or other electronic means. Such notice shall be completely given upon mailing, or personal or telephonic notification, or the sending of a facsimile, electronic mail, or other electronic transmission to such Director, officer, or committee member at their address, telephone number, facsimile number, electronic mail address, or other electronic transmission, as the same appear on the Company’s books. Any such required notice may be waived by any Director, officer, or committee member either before or after the meeting or occurrence for which such notice was required. Any Director attending a Board meeting or a meeting of any committee designated by the Board without objecting to a lack of meeting notice before the meeting’s conclusion shall be deemed to have waived their right to notice of the meeting.

ARTICLE X

OFFICERS

Section 10.1.         The Board, effective after the annual meeting of stockholders, shall elect or appoint a Chief Executive Officer, President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board may appoint such other officers as the Company’s needs may require from time to time. All officers shall serve for one (1) year and until the election and qualification of their successors, subject to the power of the Directors to remove any officer for any reason by a majority vote of the Board. The same person may hold any two (2) offices except those of President and Secretary.

Section 10.2.         The Chief Executive Officer shall have the powers and duties of management of the Company usually vested in a chief executive officer, including general supervision, direction, and control of the business and supervision of the Company’s other officers, subject only to the authority of the Board. The Chief Executive Officer shall see that all Board orders and resolutions are carried into effect. The Chief Executive Officer may enter into and execute in the Company’s name contracts or other instruments in the regular course of business or contracts or other instruments outside the regular course of business that the Board generally or specifically authorized. The Chief Executive Officer shall have such other powers and duties as the Board or these By-Laws prescribe. At a meeting of the Board during the first quarter of the Company’s fiscal year, the Chief Executive Officer shall submit a complete report of the Company’s operations and the business for the previous fiscal year, together with a statement of the Company's affairs at the close of such year, and may submit a similar report at any annual meeting of the stockholders. The Chief Executive Officer shall also report to the Board all matters of which they are aware relating to the Company’s interests that should be brought to the attention of the Board.

Section 10.3.         The President shall have the general powers and duties of management of the Company and supervision, direction, and control of the business as are authorized either generally or specifically by the Chief Executive Officer, the Board, or these By-Laws. When the same person does not hold the offices of President and Chief Executive Officer, the President shall report to the Chief Executive Officer. The President may enter into and execute in the name of the Company contracts or other instruments in the regular course of business or contracts or other instruments outside the regular course of business that the Board generally or specifically authorized. During the absence or disability of the Chief Executive Officer, the President shall have all the powers and functions of the Chief Executive Officer.

Section 10.4.         During the absence or disability of the President, the Board shall determine who shall have all of the powers and functions of the President. Each Vice President shall perform such other duties as the Chief Executive Officer, President, or Board shall prescribe.

Section 10.5.         The Secretary shall attend all Board, stockholder, and Board committtee meetings and record all votes and the minutes of all proceedings in a book kept for that purpose. The Secretary shall give or cause to be given notice of all Board, stockholder, and Board committee meetings and shall affix the Company’s seal to such papers as required. The Secretary shall have charge of the Company's seal, stock certificates, and other books and papers as the Board may prescribe. The Secretary shall make such reports of the Board as it may request and prepare and cause reports and statements to be filed as required by law.

Section 10.6.         The Chief Financial Officer shall keep full and accurate accounts of receipts and disbursements in the Company’s books and shall see that all expenditures are duly authorized and evidenced by proper receipts and vouchers. The Chief Financial Officer shall render to the Chief Executive Officer, the President, and Directors at the Board’s regular meetings or whenever the Board may require an account of all Company transactions and the Company’s financial condition. The Chief Financial Officer may also make a full report of the Company’s financial condition at any annual meeting of the stockholders.

Section 10.7.         The Treasurer shall (i) have care and custody of all the Company’s funds and securities, (ii) deposit them in the Company’s name in such bank or banks as the Board may designate, (iii) disburse them under such rules and regulations as the Board may make, and (iv) perform such other duties as the Board may prescribe from time to time.

Section 10.8.         The Chairperson of the Board shall preside at all meetings of the stockholders and the Board, perform such other duties, and exercise such other powers as the Board or the Executive Committee may prescribe.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 11.1.         Each person who (i) was or is made a party, (ii) is threatened to be made a party to, or (iii) is involved in any pending, threatened, or completed civil, criminal, administrative or arbitrative action, suit, proceeding, or any related appeal, or any inquiry or investigation that could lead to such action, suit or proceeding (a "proceeding"), by reason of their being or having been a Director or officer of the Company or of any constituent company absorbed by the Company in a consolidation or merger, or by reason of their being or having been a director, officer, trustee, employee or agent of any other company (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Company, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the BCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, except as otherwise provided by law, only to the extent that such amendment permits the Company to provide broader indemnification rights than BCA permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of their heirs, executors, administrators and assigns; provided, however, that, except as provided in Section 11.1 hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board or as otherwise required by law. The right to indemnification conferred in this subsection shall be a contract right and shall include the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board; provided, however, that, if the BCA so requires, the payment of such expenses incurred by any indemnitee in advance of the final disposition of a proceeding shall be made only upon receipt by the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced unless it shall ultimately be determined that such indemnitee is entitled to be indemnified under this subsection or otherwise. The Company may, by action of the Board, provide for indemnification and advancement of expenses to Company employees and agents with the same scope and effect as the foregoing indemnification of Directors and officers.

Section 11.2.         If a claim under Section 11.1 is not paid in full by the Company within thirty (30) days after a written request has been received by the Company, the claimant may at any time thereafter apply to a court for an award of indemnification by the Company for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding, or in the defense of any claim, issue or matter therein, the claimant shall be entitled also to be paid by the Company any and all expenses incurred or suffered in connection with such proceeding. Except as otherwise provided by law, it shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the BCA for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination before the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because they have met the applicable standard of conduct stated in the BCA, nor an actual determination by the Company (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 11.3.         The right to indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE XI shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the BCA.

Section 11.4.         The Company may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Company or another company, partnership, joint venture, trust, employee benefit plan, or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against them by reason of such person being or having been such a director, officer, employee or agent, whether or not the Company would have the power to indemnify such person against such expenses and liabilities under the provisions of this ARTICLE XI or otherwise.

ARTICLE XII

GENERAL COUNSEL

Section 12.1.         The Board shall annually appoint the Company’s General Counsel, whose duty shall be to afford and communicate to the officers, Directors, and committees such counsel, legal advice, and information as may be requested in writing or otherwise to guide them in the discharge and performance of their duties.

ARTICLE XIII

FISCAL YEAR

Section 13.1.         The Company’s fiscal year shall be fixed by resolution of the Board.

ARTICLE XIV

SIGNATURES

Section 14.1.         All checks issued by the Company shall bear the signatures or facsimile signatures of at least two (2) officers designated by the Board.

Section 14.2.         All other notes, drafts, orders for the payment of money and all other documents requiring the signature of a Company officer or officers shall be signed by such officer or officers or such other person or persons as the Board may designate from time to time.

ARTICLE XV

BOOKS OF THE COMPANY

Section 15.1.         No stockholders, other than an officer or Director, shall have any right to inspect any Company account, book, or document except as such right may be conferred by law or authorized by the Board after five days written notice and evidence satisfactory to the Board is presented that such inspection is desired for a proper purpose.

ARTICLE XVI

AMENDMENTS

Section 16.1.         Notwithstanding any other provision contained in these By-Laws to the contrary, Section 6.1 and Section 6.2 and this ARTICLE XVI of these By-Laws may be altered, amended, supplemented, or repealed only by the affirmative vote of 66-2/3% or more of the voting power of all of the shares of the Company entitled to vote generally in the election of Directors, voting together as a single class.

Section 16.2.         Subject to the foregoing, these By-Laws may be altered, amended, supplemented or repealed and new By-Laws may be adopted by the Board of Directors at any meeting, provided that ten (10) days' notice, in writing has been given to each Director of any proposed alteration, amendment, supplemental repeal or adoption. The affirmative vote of a majority of the whole Board of Directors shall be necessary to accomplish any proposed alteration, amendment, supplement, repeal or adoption. Any By-Law contained in these By-Laws may be altered, amended, supplemented, repealed or adopted without such previous notice by the vote of three-fourths (3/4ths) of the whole Board of Directors.